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                                                                   Exhibit T3A-6

                          CERTIFICATE OF INCORPORATION

                                       OF

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

             Pursuant to Section 402 of the Business Corporation Law

         The undersigned, being over the age of eighteen (18) years, under
Section 4.02 of the Business Corporation Law of the State of New York, does hereby set forth:

         FIRST: The name of the Corporation is:

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

         SECOND: The purposes for which it is formed are to do any and all of the things hereafter set forth to the same extent as natural persons might or could do in any part of the world, namely:

         To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval, first being obtained.

         To acquire and take over as a going concern and thereafter to carry on the business of any person, firm or corporation engaged in any business which this Corporation is authorized to carry on, and in connection therewith to acquire the good will and all or any of the assets, and to assume or otherwise provide for all or any of the liabilities of any such business.

         To enter into, make, perform, and carry out contracts of every sort and kind which may be necessary or convenient for the business of the Corporation or business of a similar nature, with any person, firm, corporation, private, public or municipal body politic under the government of the United States or any state, territory or colony thereof, or any foreign government, so far as, and to the same extent that the same may be done and performed by corporations organized under the Business Corporation Law.

         To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes., the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth, either alone or in conjunction with other corporations, firms or individuals and either as principals or agents, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid objects, purposes or powers of any of them.

         This foregoing enumeration of specific powers shall not be deemed to limit or restrict in any manner the general powers of the Corporation, and the enjoyment of and

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exercise thereof, as conferred by the laws of the State of New York upon corporations organized under the provisions of the Business Corporation Law.

         THIRD: The office of the Corporation shall be located in the County of Madison, State of New York.

         FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is Two Hundred (200), all of which are to be without par value.

         FIFTH: The shares without par value shall be issued and sold for such consideration as from time to time may be fixed by the Board of Directors.

         SIXTH: Each stockholder of record shall be entitled at all meetings of the Corporation, and in any other matter requiring a vote, to one (1) vote for each share of stock standing in his name upon the books of the Corporation.

         SEVENTH: The Secretary of the State of the State of New York is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is:

                                 21A Valley Road
                             Madison, New York 13402

         EIGHTH: The Business shall commence January 2, 1991.

         IN WITNESS WHEREOF, I have hereunto signed my name and acknowledged this Certificate of Incorporation this 21st day of December, 1990.

                                                /s/ David A. Holstein
                                                --------------------------------
                                                David A. Holstein
                                                90 Presidential Plaza
                                                Syracuse, New York  13202

                                       2

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                                                                   Exhibit T3A-6

STATE OF NEW YORK )
COUNTY OF ONONDAGA) ss:

         On this 21st day of December, 1990 before me personally appeared David
A. Holstein, to me known and known to me to be the individual described in and who executed the foregoing Certificate of Incorporation; and he duly acknowledged to me that he executed the same.

                                               /s/ Jill L. Robinson
                                               ---------------------------------
                                               Notary Public

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                                                                   Exhibit T3A-6

                              CERTIFICATE OF CHANGE

                                       OF

                     CUNNINGHAM ENVINROMENTAL SUPPORT, INC.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

         WE, THE UNDERSIGNED, Lewis Ott Ward and Andrew C. Kidd, being respectively the President and the Secretary of Cunningham Environmental Support, Inc., hereby certify:

         1.       The name of the corporation is Cunningham Environmental
Support, Inc.

         2. The Certificate of Incorporation of said corporation was filed by the Department of State on December 24, 1990.

         3.       The following was authorized by the Board of Directors:

                  To change the location of the corporation's office in New York from County of Madison, State of New York, to County of New York, State of New York.

                  To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from 21A Valley Road, Madison, New York 13402, to c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

                  To designate C T CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019 as its registered agent in New York upon whom all process against the corporation may be served.

                  IN WITNESS WHEREOF, we have signed this certificate on the 1st day of February, 1995, and we affirm the statements contained therein as true under penalties of perjury.

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                                                   /s/ Lewis Ott Ward
                                                   Lewis Ott Ward, President

                                                   /s/ Andrew C. Kidd
                                                   -----------------------------
                                                   Andrew C. Kidd, Secretary

                                                                   Exhibit T3A-6

                              CERTIFICATE OF CHANGE

                                       OF

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

              (Under Section 805-A of the Business Corporation Law)

FIRST: The name of the corporation is CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on 12/24/90.

THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the designation of registered agent. To accomplish said changes:

         (a) The following statement of said post office address to which the Secretary of State shall mail a copy of process is substituted:

                  "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o The Prentice Hall Corporation System, Inc., 500 Central Avenue, Albany, New York 12206-2290."

         (b) The following statement of designation of registered agent is substituted:

                  "The name and address of the registered agent of the corporation are The Prentice-Hall Corporation System. Inc., 500 Central Avenue, Albany, New York 12206-2290. Said registered agent is to be the registered agent upon which process against the corporation may be served."

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         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and true and correct.

Dated: February 29, 1996

Name of Signer:                               /s/ Jeffrey R. Horowitz
                                              ----------------------------------
                                                   Jeffrey R. Horowitz
                                                   Secretary

Name of Signer:                               /s/ Timothy J. Simpson
                                              ----------------------------------
                                                   Timothy J. Simpson
                                                   Assistant Secretary

                                       7

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                                                                   Exhibit T3A-6

                              Certificate of Change

                                       of

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

              (Under Section 805-A of the Business Corporation Law)

         FIRST: The name of the corporation (the "corporation") is

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State on

                                   12-24-1990

         THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent hereby stricken and the following statements are substituted in lieu thereof:

         "The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o THE PRENTICE HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207.

         "The name and address of the registered agent of the corporation are THE PRENTICE HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207. Said registered agent is to be the agent upon which process against the corporation may be served."

         FOUTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 36 days prior to the date of the delivery of this certificate to the Department of State and the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of State of New York is required to mail copies of process and the registered agent of the corporation.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: March 3, 1997

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                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                                           /s/ William G. Popeo
                                          ----------------------------------
                                          William G. Popeo, Vice President

                                           /s/ John H. Pelletier
                                          ----------------------------------
                                          John H. Pelletier, Asst. Secretary


                                       9

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                                                                   Exhibit T3A-6

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                     CUNNINGHAM ENVIRONMENTAL SUPPORT, INC.

                Under Section 805 of the Business Corporation Law

         FIRST: The name of the corporation is Cunningham Environmental Support, Inc.

         SECOND The Certificate of Incorporation was filed with the Secretary of State of New York on December 24, 1990.

         THIRD: The Certificate of Incorporation is amended to change the name of the Corporation.

         FOURTH: To accomplish the foregoing amendment, Article First of the Certificate of Incorporation relating to name, is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

         FIRST: The name of the corporation is Covanta Cunningham Environmental Support, Inc.

         FIFTH: The manner in which the foregoing amendment of the certificate of incorporation was authorized is as follows:

         By vote of the Board of Directors followed by a vote of the shareholders of all outstanding shares

         IN WITNESS WHEREOF, I have subscribed this document on March 12, 2001 and do hereby affirm, under the penalties of perjury, that the statement contained herein have been examined by us and are true and correct.

                                                      /s/ Patricia Collins
                                                      --------------------------
                                                      Name: Patricia Collins
                                                      Assistant Secretary